Exhibit 10.10

Confirmation of a Cash Settled Share Swap Transaction

As of 21 March, 2011

Transaction

Liberty Global Europe Holding B.V.

Boeingavenue 53

1119 PE Schiphol-Rijk

The Netherlands

Attention: General Counsel

Dear Sirs,

The purpose of this letter agreement (this ‘Confirmation’) is to confirm the terms and conditions of the Transaction arranged by J.P. Morgan Securities Limited on behalf of Aldermanbury Investments Limited (‘AIL’) and entered into between AIL and Liberty Global Europe Holding B.V (the ‘Counterparty’) on the Trade Date specified below (the ‘Transaction’). This Confirmation constitutes a ‘Confirmation’ as referred to in the ISDA Master Agreement specified below, and supersedes all or any prior written or oral agreements in relation to the Transaction.

The definitions and provisions contained in the 2006 ISDA Definitions (the ‘ISDA Definitions’) and in the 2002 ISDA Equity Derivatives Definitions (the ‘Equity Definitions’, and together with the ISDA Definitions, the ‘Definitions’), in each case as published by the International Swaps and Derivatives Association, Inc., (‘ISDA’) are incorporated into this Confirmation. In the event of any inconsistency between the ISDA Definitions and the Equity Definitions, the Equity Definitions shall govern. In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation shall govern. In the event of any inconsistency between this Confirmation and the Letter Agreement (as defined below), the Letter Agreement shall govern.

1. This Confirmation, together with the Letter Agreement, evidences a complete and binding agreement between you and us as to the terms of the Transaction to which this Confirmation relates. In addition you and we agree to use all reasonable efforts promptly to negotiate, execute and deliver an agreement in the form of the ISDA 2002 Master Agreement excluding Section 6 thereof (the ‘ISDA Form’), with such modifications as you and we will in good faith agree. Upon the execution by you and us of such an agreement, this Confirmation and the Letter Agreement will supplement, form a part of, and be subject to that agreement. All provisions contained or incorporated by reference in that agreement upon its execution will govern this Confirmation except as expressly modified below. Until we execute and deliver that agreement, this Confirmation, together with all other documents referring to the ISDA Form (each a ‘Confirmation’) confirming transactions (each a ‘Transaction’) entered into between us (notwithstanding anything to the contrary in a Confirmation), shall supplement, form a part of, and be subject to an agreement in the form of the ISDA Form as if we had executed an agreement in such form (but without any Schedule) on the Trade Date of the first such Transaction between us. In the event of any inconsistency between the provisions of that agreement and this Confirmation, this Confirmation shall prevail for the purposes of this Transaction. In the event of any inconsistency between the provisions of that agreement and the Letter Agreement, the Letter Agreement shall prevail for the purposes of this Transaction.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms

Trade Date:	21 March, 2011

Effective Date:	With respect to ‘Fixed Amounts payable by the Counterparty’, the Trade Date. With respect to all other obligations hereunder, the AIL Step-in Date.

AIL Step-in Date:	The date when AIL assumes UPC Germany HoldCo 2 GmbH’s rights and obligations under the Sale and Purchase Agreement in accordance with the Commitment Letter and Section 4.5 of the Sale and Purchase Agreement

Termination Date:	The earlier to occur of (i) the Cash Settlement Payment Date and (ii) the date on which Antitrust Clearance is granted

Shares:	The Kabel Shares (as defined in the Letter Agreement) issued by Kronen tausend650 GmbH (the ‘Issuer’)

Sale and Purchase Agreement:	The SPA (as defined in the Letter Agreement)

Letter Agreement:	The letter agreement between AIL and Counterparty dated 21 March 2011.

Antitrust Clearance:	as defined in the Letter Agreement

Equity Amounts:

Equity Amount Payer:	AIL

Equity Amount Receiver:	Counterparty

Number of Shares:	25,001

Equity Notional Amount:	An amount equal to the Number of Shares multiplied by the Initial Price

Type of Return:	Price Return

Initial Price:	The Purchase Price as defined in Clause 6.1 of the SPA plus any additional amounts payable by AIL to satisfy its obligation to purchase the Shares pursuant to the SPA divided by the Number of Shares

Final Price:	The price per Share, net of all brokerage or underwriting costs and any stamp duty or tax costs (if any), determined by dividing the consideration received in accordance with Clause 6.2 of the Letter Agreement by the Number of Shares or by dividing the proceeds of the Asset Realisation determined in accordance with Clause 7.1 of the Letter Agreement by the Number of Shares, provided that if AIL is unable to effect a Disposal under and in accordance with Clause 6.2 of the Letter Agreement and AIL is unable to effect an Asset Realisation under and in accordance with Clause 7.1 of the Letter Agreement, in each case prior to the Scheduled Valuation Date, the Final Price shall be deemed to be zero

Valuation Date:	The earlier of:

(i) an Accelerated Valuation Date, if applicable; or

(ii) the Scheduled Valuation Date

Accelerated Valuation Date:	The date on which AIL has (i) completed the sale of the Shares and has received the proceeds of such sale pursuant to Clause 6.2 of the Letter Agreement or (ii) effected an Asset Realisation and has received the proceeds thereof pursuant to Clause 7.1 of the Letter Agreement

Scheduled Valuation Date:	The date falling one year after the AIL Step-in Date

Business Days:	TARGET Settlement Days

Fixed Amounts payable by the Counterparty:

Fixed Amount Payer:	The Counterparty

Notional Amount:	The Equity Notional Amount

Payment Dates:	The last Business Day of each calendar month and the Termination Date

Fixed Rate:	(i) 15 (fifteen) basis points for the period starting from (and including) the Trade Date to (but excluding) the AIL Step-in Date, (ii) 60 (sixty) basis points for the first three calendar months following the AIL Step-in Date (subject to a cap on the Fixed Amount of EUR 350,000 per calendar month during such period), (iii) 40 (forty) basis points for the subsequent three calendar months (subject to a cap on the Fixed Amount of EUR 235,000 per calendar month during such period) and (iv) 30 (thirty) basis points for the period thereafter up to (but excluding) the Termination Date (subject to a cap on the Fixed Amount of EUR 175,000 per calendar month during such period)

Fixed Rate Day Count Fraction:	Act/360

Business Days:	TARGET Settlement Days and London

Additional Amount payable by Counterparty:

Additional Amount payable by Counterparty:	On the Trade Date, Counterparty shall pay to AIL the Additional Amount

Additional Amount:	USD 2,500,000

Initial Exchange Amount payable by Counterparty:

Initial Exchange Amount Payer:	Counterparty

Initial Exchange Amount:	An amount equal to the aggregate of the Equity Notional Amount and any additional amounts payable by AIL to satisfy its obligation to purchase the Shares under the Sale and Purchase Agreement

Initial Exchange Amount Payment Date:	The AIL Step-in Date or, if earlier, the date referred to under (i) below

Initial Escrow Amount:	EUR1,160,000,000

Escrow Agreement:	The Escrow Agreement between Counterparty, AIL and the Escrow Agent dated 21 March 2011

Escrow Account:	The escrow account established in the name of Counterparty under the Escrow Agreement

Escrow Agent:	JPMorgan Chase Bank, N.A., London branch

Security Deed:	The Security Deed between Counterparty as Chargor and AIL as Chargee dated 21 March 2011.

Counterparty shall deposit the Initial Escrow Amount in the Escrow Account on the Trade Date. The funds standing to the credit of the Escrow Account shall be released as set out below under (i), (ii) and/or (iii) and in accordance with the terms and conditions of the Escrow Agreement:

(i)	On the date on which Counterparty informs AIL that the Closing Condition as set forth in clause 8.1.2 of the SPA has been satisfied together with evidence thereof, Counterparty shall notify the Escrow Agent in the form specified in the Escrow Agreement requesting a transfer of (i) an amount equal to the Initial Exchange Amount standing to the credit of the Escrow Account to AIL (which amount when received by AIL shall be applied in satisfaction of Counterparty's obligation to pay AIL the Initial Exchange Amount) and (ii) the balance between the Initial Escrow Amount and the Initial Exchange Amount to the Counterparty, and AIL shall instruct the Escrow Agent to effect such release from the Escrow Account, all subject to and in accordance with the terms of the Escrow Agreement.

(ii)	On the date on which Counterparty informs AIL that Antitrust Clearance is granted, evidenced by a copy of the decision Counterparty shall notify the Escrow Agent in the form specified in the Escrow Agreement requesting a release of an amount equal to the balance standing to the credit of the Escrow Account and AIL shall instruct the Escrow Agent to effect such release from the Escrow Account to Counterparty, all subject to and in accordance with the terms of the Escrow Agreement.

(iii)	On the date on which Counterparty receives notification from the Seller (as defined in the SPA) under clause 5.2 of the SPA, and informs AIL thereof, evidenced by a copy of the notification, Counterparty shall notify the Escrow Agent in the form specified in the Escrow Agreement requesting a release of an amount of EUR100,000,000 and AIL shall instruct the Escrow Agent to effect such release from the Escrow Account to Counterparty, all subject to and in accordance with the terms of the Escrow Agreement.

The obligations of Counterparty in respect of this Transaction are secured by the Security Deed pursuant to which the Counterparty has inter alia charged all of its rights, title and interest in or in respect of the Escrow Account. Each of the Escrow Agreement and the Security Deed is a Credit Support Document for the purposes of the ISDA Form and each agreement referred to in paragraph 1 of this Confirmation.

Final Exchange Amount payable by AIL:

Final Exchange Amount payable by AIL:	On the Termination Date, AIL shall pay to Counterparty the Final Exchange Amount

Final Exchange Amount:	An amount equal to the Initial Exchange Amount

Settlement Terms:

Settlement Currency:	EUR

Cash Settlement:	Applicable

Cash Settlement Payment Date:	Three Business Days after the Valuation Date

Adjustments:

Method of Adjustment:	Calculation Agent Adjustment

Extraordinary Events:

Consequences of Merger Events:

(a) Share-for-Share:	Alternative Obligation

(b) Share-for-Other:	Cancellation and Payment (Calculation Agent Determination)

(c) Share-for-Combined:	Component Adjustment

Tender Offer:	Applicable

Consequences of Tender Offers:

(a) Share-for-Share:	Modified Calculation Agent Adjustment

(b) Share-for-Other:	Modified Calculation Agent Adjustment

(c) Share-for-Combined:	Modified Calculation Agent Adjustment

Composition of Combined Consideration:	Not Applicable

Nationalisation or Insolvency:	Cancellation and Payment (Calculation Agent Determination)

Additional Disruption Events:

(a) Change in Law:	Not Applicable

(b) Failure to Deliver:	Not Applicable

(c) Insolvency Filing:	Applicable

(d) Hedging Disruption:	Not Applicable

(e) Loss of Stock Borrow:	Not Applicable

(f) Increased Cost of Stock Borrow:	Not Applicable

(g) Increased Cost of Hedging:	Not Applicable

Determining Party:	AIL

3.	Calculation Agent: AIL

4.	Accounts Details:

Account for payments to AIL:

EUR

Account Name; JPMORGAN CHASE BANK, N.A.

Account/IBAN number 24047501

Beneficiary Bank SWIFT Code JPMSGB2LAIL

Correspondent Bank Name 45246

Correspondent Bank SWIFT Code CHASGB2LXXX

USD

Account Name: JP Morgan Securities Ltd

Account/IBAN number 006710024047502

Beneficiary Bank Name JP Morgan Securities Ltd

Beneficiary Bank SWIFT Code JPMSGB2LAIL

Correspondent Bank Name JPMORGAN CHASE BANK, N.A.

Correspondent Bank SWIFT Code CHASGB2LXXX

Account for payments to Counterparty:

Account Name: Liberty Global Europe Holding BV

Account Number: 253168600

IBAN: NL49FTSB0235168600

SWIFT: FTSBNL2R

Bank: ABN AMRO Bank Rotterdam

5.	Offices and Contact Details for the Purpose of Giving Notice:

(1)	The Office of AIL for the Transaction is:

Aldermanbury Investments Limited

125 London Wall,

London EC2Y 5AJ

United Kingdom

Attention: Maarten Petermann and Claire Isaac

Facsimile: +44 207 325 7227, marked for the urgent attention of Maarten Petermann and Claire Isaac

(2)	The Office of Counterparty for the Transaction is:

Boeingavenue 53, 1119 PE, Schiphol-Rijk, The Netherlands

Facsimile: +31 20 778 9871, marked for the urgent attention of General Counsel

6.	Other Provisions

Non-Reliance:	Applicable

Agreements and Acknowledgements Regarding Hedging Activities:	Applicable

Additional Acknowledgements:	Applicable

Each party makes the following representation, which representation will be deemed repeated at all times until termination of all obligations in respect of this Transaction:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment to be made by it or to the other party under this Transaction. In making this representation, it may rely on the satisfaction of the agreement that, so long as either party has or may have any obligation under this Transaction, it will deliver to the other party or to such government or taxing authority as the other party reasonably direct and upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party to make a payment under this Transaction without any deduction or withholding for or on account of any Tax (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification and in each case as soon as reasonably practicable.

Time of dealing: The time of dealing will be confirmed by AIL upon written request.

Retail Client: Each party represents that it is not a retail client as defined in the Rules of the Financial Services Authority.

Transfer: Neither party may transfer any or all of its rights or obligations under this Transaction without the prior written consent of the non-transferring party. Any purported transfer that is not in compliance with this provision shall be void.

Governing Law: English law

Process agent: On the date hereof and each further appointment of a process agent, Counterparty shall deliver to AIL a signed acknowledgement of the relevant process agent’s acceptance of appointment substantially in the form annexed.

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing this Confirmation in the space provided below and returning it to J.P.MORGAN SECURITIES LTD.

Yours sincerely,

Maarten P. Petermann
as Attorney for Aldermanbury Investments Limited
and on behalf of J.P. Morgan Securities Ltd. as agent for Aldermanbury Investments Limited

By:	AUTHORIZED SIGNATORY
Name:
Title:

Confirmed as of the date first above written:

Liberty Global Europe Holding B.V.

By:	AUTHORIZED SIGNATORY
Name: Title: